SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2003

JMAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

State of Delaware

(State or other jurisdiction of incorporation)

1-10515	68-0131180

(Commission File No.)	(IRS Employer Identification No.)

5800 Armada Drive, Carlsbad, California          92008

(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code (760) 602-3292

Not Applicable

(Former name of or former address, if changed since last report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 4.1

Item 5.     Other Events

As previously reported, in March, 2003, the Company completed two financing transactions with Laurus Master Fund, Ltd. involving, among other things, (i) the sale and issuance of $1 million of its Series A 8% Convertible Preferred Stock and $1 million of its Series B 3% Convertible Preferred Stock, and (ii) the issuance of a Convertible Note evidencing a revolving line of credit for up to $3 million. Absent certain share ownership limitation provisions contained in these securities, if Laurus converted all of its Convertible Preferred Stock and the Convertible Note and exercised all of its Warrants, the number of shares issued would exceed 20% of the shares that were outstanding at the time of the issuance of these securities in March, 2003. Under Nasdaq rules, without an appropriate share ownership limitation provision, the issuance of convertible securities that is convertible into 20% or more of the Company’s shares requires prior shareholder approval. On April 29, 2003, the Company and Laurus Master Fund, Ltd. executed an Amendment that revised the share ownership limitation provisions of the Preferred Stock and Convertible Note to conform the language to a Nasdaq interpretation that provides that a share ownership limitation provision must be effective for so long as the securities are outstanding. All other provisions of the Preferred Stock and Convertible Note remain the same.

Item 7.     Exhibits

(c)	The following exhibits are filed as a part of this report:

3.1	Amendment to Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 8% Convertible Preferred Stock, $.01 Par Value Per Share.

3.2	Amendment to Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series B 3% Convertible Preferred Stock, $.01 Par Value Per Share.

4.1	Amendment, dated April 28, 2003, between Laurus Master Fund, Ltd. and JMAR Technologies, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 29, 2003	JMAR TECHNOLOGIES, INC. (Registrant)

	By:	/s/ JOSEPH G. MARTINEZ

Joseph G. Martinez Senior Vice President & General Counsel

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INDEX TO EXHIBITS

Exhibit
3.1	Amendment to Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 8% Convertible Preferred Stock, $.01 Par Value Per Share.

3.2	Amendment to Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series B 3% Convertible Preferred Stock, $.01 Par Value Per Share.

4.1	Amendment, dated April 28, 2003, between Laurus Master Fund, Ltd. and JMAR Technologies, Inc.

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